UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02	Results of Operations and Financial Condition.

On January 16, 2019, Viveve Medical, Inc. (the “Company”) issued a press release announcing its results for the quarter ended December 31, 2018. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 15, 2019, the Company approved the implementation of an organizational and strategic realignment plan (the “Strategic Realignment Plan”) to reduce operating expenses and prepare the Company for expanded indications for its cryogen-cooled monopolar radiofrequency technology platform for improved sexual function and stress urinary incontinence in women. As part of the Strategic Realignment Plan, the Company will implement a reduction in the Company’s workforce by approximately 36% to 68 full-time employees by January 22, 2019. The Company estimates that it will record charges of approximately $900,000 for employee severance and other related termination benefits. Severance benefits are expected to be paid in full by March 1, 2019. The Strategic Realignment Plan was approved by management (with authority delegated by the Board of Directors) on January 15, 2019. Affected employees were informed on January 15, 2019, and the Company issued a press release announcing the Strategic Realignment Plan on January 16, 2019. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with severance and termination benefits relating to the Strategic Realignment Plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Strategic Realignment Plan and the reduction in workforce. In addition, the Company’s costs may be greater than anticipated and the Strategic Realignment Plan may have an adverse impact on the Company’s development activities. A further description of the risks and uncertainties relating to the business of the Company will be contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s subsequent current and periodic reports filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2019, Dan Janney resigned from his position as a member of the Board, including from his positions as a member of the Company’s Audit Committee and Compensation Committee.

On January 16, 2019, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that this resignation had caused compliance deficiencies with Nasdaq Stock Market Rule 5605(b), requiring a majority-independent board, and Nasdaq Stock Market Rule 5605(c), requiring an audit committee comprised of three independent directors. The Company counts three of its six remaining directors as independent, two of whom serve on the Company’s Audit Committee. Accordingly, the Company communicated to Nasdaq that it intends to use the cure period under the rules, and has determined to cure noncompliance by actively looking to fill the vacancy with an independent director as soon as possible, or by the cure period deadline. Under the rules, the cure period runs until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused noncompliance (i.e., until January 16, 2020) or the next annual shareholders’ meeting, provided that if the next annual shareholders’ meeting occurs less than 180 days following the event (i.e., by July 15, 2019), the Company shall instead have 180 days from the event to comply. As the Company expects its next annual shareholders’ meeting to occur before July 15, 2019, the Company expects July 15, 2019 to be the cure period deadline and has determined to cure noncompliance by then.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed herein, on January 16, 2019, Dan Janney resigned from his position as a member of the Board, including from his positions as a member of the Company’s Audit Committee and Compensation Committee. Mr. Janney's resignation was not due to any disagreement relating to the operations, policies, or practices of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on January 16, 2019, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2019	Viveve Medical, Inc.
	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer